Rev4

NEITHER THIS AGREEMENT NOR ANY SECURITIES WHICH ARE TO BE EXCHANGED HEREUNDER HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "ACT") OR THE UNITED STATES TRUST INDENTURE ACT OF 1939. ACCORDINGLY, NO TRANSFER OF SUCH SECURITIES OR ANY INTEREST THEREIN IN THE MARKETS OF THE UNITED STATES MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT UNLESS THE ISSUER OF THE SECURITIES HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE ACT.

Unless otherwise stated, all dollar references in this Agreement refer to United States currency.


                                 AGREEMENT


  THIS AGREEMENT (the "Agreement"), made on the 1st day of March, 1996, is by and among:

  PHARMA PATCH PLC, a public limited company of the Republic of Ireland (herein called "PHARMA PATCH") with its principal office at 15-16 FitzWilliam Place, Dublin 2, Ireland;

  VISTA TECHNOLOGIES INC., a body corporation of the State of Nevada (herein called "VISTA"), having its principal office at 126 E. 56th Street, 2nd Floor, New York, New York, United States of America 10022.

                                 RECITALS:

  WHEREAS, the parties have previously entered into and executed that certain Stock Purchase Agreement dated March 1, 1996 providing for the purchase by PHARMA PATCH from VISTA of 200,000 newly-issued shares of VISTA common stock for a cash purchase price of $500,000;

  WHEREAS, under separate agreements with certain shareholders of VISTA, PHARMA PATCH has agreed to acquire 900,000 shares of VISTA common stock in exchange for 4,500,000 American Depositary Receipts evidencing an aggregate of 4,500,000 newly-issued ordinary shares of PHARMA PATCH;

  WHEREAS, PHARMA PATCH owns of record and beneficially shares of the common capital stock in TECHNICAL CHEMICALS & PRODUCTS, INC., a publicly-traded corporation ("TCPI");

  WHEREAS, VISTA desires to obtaining additional equity financing to sustain its corporate operations and to support VISTA's program of organizing, developing and sponsoring additional companies to provide laser vision correction equipment and related services in the United States and Canada through independently financed regional joint venture enterprises in which VISTA will hold an equity interest (the "VLC Affiliated Companies");

  WHEREAS, PHARMA PATCH desires to make additional equity investments in VISTA with a view to acquiring a controlling interest in VISTA, all upon the terms and conditions set forth in this Exchange Agreement.

  NOW, THEREFORE, in consideration of the premises, the parties hereto mutually covenant, promise and agree as follows:

1.      FINANCING TRANSACTIONS AND EXCHANGES OF SECURITIES.

  1.1.  CLOSING.    The closing for the consummation of the transactions
contemplated by this Agreement ("Closing") shall occur on March 29, 1996 (the "Closing Date") and shall take place at the offices of PHARMA PATCH at 15-16 FitzWilliam Place, Dublin 2, Ireland, unless another time and place is mutually agreed to by the parties. Upon the Closing, all the conditions set forth in this Agreement shall have been satisfied except to the extent any such conditions shall have been expressly waived in writing by all of the parties hereto.

  1.2.  DELIVERY OF VISTA SHARES TO PHARMA PATCH.   On the Closing Date,
VISTA shall issue and deliver to PHARMA PATCH certificates evidencing 2,060,000 newly-issued shares of VISTA common stock (the "Vista SHARES") registered in the name of PHARMA PATCH. The parties acknowledge and agree that the Vista SHARES are valued for purposes of this Agreement at $2.50 per share, for a total of $5,150,000.

  1.3.  DELIVERY OF VISTA WARRANTS TO PHARMA PATCH.   On the Closing Date,
VISTA shall issue and deliver to PHARMA PATCH a certificate evidencing 500,000 VISTA Class C common stock purchase warrants, in substantially the form of EXHIBIT A attached hereto (the "Vista WARRANTS"), registered in the name of PHARMA PATCH. The issuance of the Vista WARRANTS is additional consideration for the transactions hereunder, and no separate value has been allocated thereto by the parties.

  1.4.  DELIVERY OF PHARMA PATCH NOTE TO VISTA.   On the Closing Date,
PHARMA PATCH shall execute and deliver to VISTA a promissory note payable to VISTA in the principal amount of $750,000 due in six months and without bearing interest during such six month period, in substantially the form of EXHIBIT B attached hereto (the "Pharma Patch NOTE"), registered in the name of
VISTA.   The parties acknowledge and agree that the Pharma Patch NOTE is valued for purposes of this Agreement at its principal amount of $750,000.

  1.5.  DELIVERY OF TCPI SHARES TO VISTA.   On the Closing Date, PHARMA
PATCH shall endorse and deliver to VISTA certificates evidencing an aggregate of 200,000 shares of TCPI common stock (the "TCPI SHARES"), each duly endorsed in favor of PHARMA PATCH with medallion signature guarantee and accompanied by a certificate in substantially the form of EXHIBIT C attached hereto confirming the authority of the officer, managing director or other agent executing the aforesaid endorsement. The parties acknowledge and agree that the TCPI SHARES are valued for purposes of this Agreement at $22.00 per share, for a total of $4,400,000.

  1.6.  REGISTRATION RIGHTS AGREEMENT.   On the Closing Date, VISTA shall
execute and deliver to PHARMA PATCH a Registration Rights Agreement in substantially the form of EXHIBIT D attached hereto.

2.      SIX-MONTH OPTION TO PHARMA PATCH and EQUITABLE ADJUSTMENT PROVISION

  2.1.  SIX-MONTH OPTION TO PHARMA PATCH.  As additional consideration for the transactions provided by this Agreement, VISTA hereby grants PHARMA PATCH an option to purchase up to an additional 250,000 shares of VISTA common stock at an option exercise price of $2.50 per share (the "$2.50 Option"). The $2.50 Option may be exercised by PHARMA at any time, or from time to time, at any time during the six month period ending September 30, 1996 for any portion of all of the VISTA shares covered thereby by providing written notice of PHARMA PATCH's election to exercise accompanied by payment in cash to VISTA of
the applicable option exercise price.   Within five business days thereafter,
VISTA shall issue and deliver to PHARMA PATCH certificates evidencing the shares of VISTA common stock purchased pursuant to such option exercise.

  2.2.  EQUITABLE ADJUSTMENT FOR CHANGES IN CAPITALIZATION.   If there
shall be any stock split, reverse stock split, stock dividend, merger or similar reorganization, recapitalization, reclassification or other transaction after the date of this Agreement affecting generally the common stock of VISTA or the common stock of TCPI (excluding, however, that certain 1-for-5 reverse stock split as to VISTA common stock approved by its stockholders in 1995), or any extraordinary or stock dividend hereafter paid on or with respect to the common stock of VISTA or TCPI prior to the date that such shares are delivered to the parties to this Agreement, appropriate and equitable adjustments shall be made hereunder with respect to the number of shares of VISTA common stock or TCPI common stock delivered under Section 1 and Section 2 of this Agreement such that the aggregate relative rights and obligations of the parties hereto shall not be adversely affected by any such action.

3.      U.S. SECURITIES LAWS.

   All of the parties hereto acknowledge that the common stock of VISTA and the common stock of TCPI are traded in the United States securities markets. Neither the Vista SHARES, the Vista WARRANTS, the Pharma Patch NOTE nor the TCPI SHARES to be exchanged hereunder have been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") or qualified under the Trust Indenture Act of 1939, as amended (the "Indenture Act"). Each party acknowledges that the exchange of securities hereunder is among sophisticated investors who are acquiring such securities for their own account for investment, and not with a view to the resale or other distribution thereof, in connection with a private placement offer, sale and exchange relating to such securities. Each party acknowledges it is familiar with and understands the terms of applicable securities laws of the United States, and has had the opportunity to consult with its legal counsel concerning such laws. Accordingly, each party acknowledges that the subsequent transfer of all securities covered by this Agreement within the United States markets or otherwise within the jurisdiction of the United States is restricted by the Securities Act and/or the Indenture Act as well as state laws within the United States.

4.      VISTA ACKNOWLEDGEMENT OF CONTRACTUAL "LOCK-UP" PROVISIONS AS TO THE TCPI
        SHARES

  4.1. VISTA acknowledges that the TCPI SHARES to be transferred to VISTA under the provisions of Section 1.5 of this Agreement are subject to certain contractual restrictions on transfer under agreements to which PHARMA PATCH is a party arising as a result of PHARMA PATCH's acquisition of TCPI common stock and amendments thereto concerning a proposed underwriting of a portion of such shares, copies of which have been delivered to VISTA (collectively, the "Lock-Up Agreements"). VISTA covenants and agrees that it will observe all of such contractual restrictions applicable to the TCPI SHARES as if VISTA had been a party to such "Lock-Up Agreements" in the name, place and stead of PHARMA PATCH.

5.      VISTA TAG-ALONG RIGHTS AS TO PHARMA PATCH SALE OF TCPI COMMON STOCK.

  5.1.  The parties acknowledge that PHARMA PATCH proposes to sell a portion of the TCPI shares of common stock currently owned by PHARMA PATCH, exclusive of the TCPI SHARES to be transferred to VISTA under Section 1.5 of this Agreement, in a pending proposed underwritten public offering of TCPI securities. The parties acknowledge and agree that the provisions of Section
5.2 of this Agreement shall not apply to any shares of TCPI common stock sold for the account of PHARMA PATCH upon the closing of the aforesaid proposed underwritten public offering of TCPI securities or upon the closing of any
over-allotment option relating thereto.   However, PHARMA PATCH covenants and
agrees it will reserve from a portion of such proceeds an amount necessary to discharge in full the unpaid obligations of PHARMA PATCH under the Pharma Patch NOTE and shall promptly pay the same to VISTA whether at, before, or after the original maturity date thereof.

  5.2. Subject to Section 5.1 above, in the event PHARMA PATCH hereafter proposes to sell for its own account shares of TCPI common stock owned by PHARMA PATCH, whether in a private transaction or pursuant to a subsequent underwritten or secondary public offering of TCPI common stock for the account of PHARMA PATCH, then VISTA shall have the right to participate (the "Tag-Along Right") in such sale or sales with respect to any of the TCPI SHARES then held by VISTA on a pari passu basis (i.e., for up to 50% of the total shares of TCPI common stock sold for the combined accounts of PHARMA PATCH and VISTA) for the same consideration per share and otherwise on the same terms and conditions as PHARMA PATCH agrees to sell its TCPI common shares. A distribution of TCPI common stock to the shareholders of PHARMA PATCH in a transaction of the type contemplated by Section 9.6 of this Agreement shall not be deemed a sale of TCPI common stock for the purposes of this Section 5.2. In the event rights of sale for which a Tag-Along Right may exist are not assignable by PHARMA PATCH to VISTA, then PHARMA PATCH agrees to sell for its own account a sufficient number of TCPI common shares to account for the Tag-Along Right and VISTA shall transfer an equal number of TCPI common shares to PHARMA PATCH against payment to VISTA of its share from net proceeds from such sale. If circumstances occur which give rise to a Tag-Along Right, then PHARMA PATCH shall give written notice thereof to VISTA providing all particulars of the proposed sale of TCPI common stock and advising VISTA of its Tag-Along Right. VISTA may elect to exercise its Tag-Along Right by written notice to PHARMA PATCH within ten (10) business days thereafter and shall state the number of TCPI SHARES that VISTA wishes to sell, up to the maximum number permitted (being its pari passu amount referred to above and as
disclosed in the notice to given to VISTA by PHARMA PATCH).   If VISTA gives
written notice indicating that it wishes to participate in the proposed sale, VISTA shall be obligated to sell that number of TCPI SHARES specified in its written acceptance notice upon the same terms and conditions as PHARMA PATCH is selling shares of TCPI common stock for its own account conditional upon, and contemporaneous with, completion of the transaction of purchase and sale.

6.      ADDITIONAL REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF VISTA.

   VISTA hereby represents and warrants to PHARMA PATCH that:

  6.1.  ORGANIZATION AND AUTHORITY.   VISTA is a corporation duly organ-
ized, validly existing and in good standing under the laws of the State of Nevada, with all requisite power and authority to own its property and assets, to carry on its business as it is now being conducted and to enter into and execute this Agreement and perform its obligations hereunder. All acts or proceedings required to be taken by VISTA to authorize the execution and delivery of this Agreement by VISTA and the performance by VISTA in accordance with its obligations under this Agreement have been duly and properly taken.

  6.2. VALIDITY. This Agreement has been, and the documents and instruments to be delivered and delivered at the Closing hereunder by VISTA will be, duly executed and delivered and constitute lawful, valid and binding obligations of VISTA enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and by general equitable principles. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation of any lien, charge or encumbrance of any kind or the acceleration of any indebtedness or other obligation of VISTA and are not prohibited by, do not violate or conflict with any provision of, and do not constitute a default under or a breach of (a) the charter or by-laws of VISTA,
(b) any note, bond, indenture, contract, agreement, permit, license or other instrument to which VISTA is a party or by which any of its assets are bound,
(c) any order, writ, injunction, decree or judgment of any court or government agency, or (d) any law, rule or regulation applicable to VISTA. No approval, authorization, registration, consent, order or other action of or filing with any person, including any court, administrative agency or other government authority, is required for the execution and delivery by VISTA of this Agreement or the consummation by VISTA of the transactions contemplated hereby or the performance by VISTA of its obligations hereunder.

  6.3. SEC REPORTING. VISTA's common stock is a class of securities registered under Section 12(g) of the U.S. Securities Exchange Act of 1934 ("Exchange Act"), and VISTA has filed all reports and documents required to be filed pursuant to the Exchange Act for a period of at least twelve months preceding the date hereof. VISTA has furnished to PHARMA PATCH copies of (i) VISTA's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1995 and the exhibits thereto, (ii) VISTA's Quarterly Reports on Form 10-QSB for the Quarterly Periods ended June 30, 1995, September 30, 1995 and December 31, 1995 and the exhibits thereto, and (iii) VISTA's proxy statement for its special meeting of stockholders called for June 30, 1995; all of which are herein called the "VISTA SEC Reports".

        Each of the VISTA SEC Reports at the time the same was filed with the Securities and Exchange Commission complied with the Exchange Act in all material respects. None of the VISTA SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. VISTA has delivered to PHARMA PATCH a correct and complete copy of each of the VISTA SEC Reports (together with all material exhibits and schedules thereto and as amended to date).

  6.4. SUBSIDIARIES. Except as disclosed in the VISTA SEC Reports and shares that VISTA intends to acquire in the VLC Affiliated Companies, VISTA does not own stock or have any equity investment or other interest in, does not have the right to acquire any such interest, and does not control, directly or indirectly, any corporation, association, partnership, joint venture or other entity and has not had such an ownership or control relationship with any such entity during the three years preceding this Agreement. Each subsidiary disclosed in the VISTA SEC Reports is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full power and authority and all requisite rights, licenses, permits and franchises to own, lease and operate its assets and to carry out the business in which it is engaged (except that VISTA makes no representations or warranties as to Medical Development Resources, Inc. and its subsidiaries). The percentage ownership held by VISTA in each such subsidiary is accurately stated in the VISTA SEC Reports (except that VISTA makes no representations or warranties as to Medical Development Resources, Inc. and its subsidiaries). The parties understand and agree that references hereinafter to VISTA's "consolidated operating subsidiaries" do not include Medical Development Resources, Inc. and its subsidiaries.

  6.5.  CAPITALIZATION.   The authorized capital stock of VISTA consists
of 15,000,000 shares of VISTA common stock, par value $.001 per share, and 15,000,000 shares of VISTA preferred stock, par value $.001 per share. As of the date of this Agreement, and after giving effect to (i) the 1-for-5 reverse stock split as to its common stock approved by stockholders in 1995,
(ii) the issuance of 200,000 shares to Vista Laser Centers of Michigan, Inc. in November 1995, (iii) the issuance of 1,000,000 shares of common stock authorized by its board of directors in December 1995, (iv) the exercise of a put option as to 4,000 shares by Drago A. Cerchiari and (v) the issuance of 200,000 shares to PHARMA PATCH pursuant to the Stock Purchase Agreement dated March 1, 1996, there are 2,846,104 shares of VISTA common stock and no shares of VISTA preferred stock issued and outstanding. All of the issued and outstanding shares of VISTA common stock are, and all Vista SHARES and Vista WARRANTS to be issued in accordance with this Agreement upon receipt of the consideration therefor will be, duly authorized, validly issued, fully paid and nonassessable, and were and will not be issued in violation of any preemptive, subscription or other right of any person to acquire securities of
VISTA.   VISTA has reserved a sufficient number of its shares of common stock to provide for the exercise of the Vista WARRANTS to be issued to PHARMA PATCH hereunder and the exercise of the $2.50 Option granted to PHARMA PATCH hereunder.

        Except for (a) 677,960 VISTA Class A common stock purchase warrants, (b) 31,000 VISTA Class B common stock purchase warrants, (c) outstanding stock options to purchase up to 8,000 shares of VISTA common stock under its Restricted Stock option Plan, (d) outstanding stock options to purchase up to 1,697,000 shares of VISTA common stock under its 1994 Stock Option Plan, (e) shares of VISTA common stock reserved for conversion at $5.00 per share for up to $277,777 in principal amount of, plus any accrued interest on, its 12% notes due on June 15, 1998, and (f) shares of VISTA common stock reserved for exchange at $1.25 per share for up to $100,000 in principal amount, plus any accrued interest on, certain debentures issued by Micra Instruments Limited to Quintillion B.V., there are no outstanding subscriptions, options, convertible or exchangeable securities, preemptive rights, warrants, calls, agreements, arrangements or other rights (other than this Agreement and the Stock Purchase Agreement dated March 1, 1996 between the parties) relating to the capital stock of VISTA or other obligation or commitment of VISTA to issue or transfer any shares of capital stock, except:
(1) VISTA proposes to issue additional shares of its common stock to VLC Affiliated Companies in exchange for an equity interest in such VLC Affiliated Companies; (2) VISTA proposes to offer, issue and sell additional shares of its common stock or other securities for cash in one or more future private placements and/or public offerings; and (3) VISTA proposes to offer to exchange one share of VISTA common stock for every four Class A and Class B common stock purchase warrants of VISTA currently outstanding.

        There are no voting trusts or other agreements, arrangements or understandings applicable to the exercise of voting or any other rights with respect to the capital stock of VISTA except that VISTA proposes to obtain proxies in favor of its board of directors to vote shares of VISTA common stock issued and issuable to the VLC Affiliated Companies. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to VISTA.

  6.6.  FINANCIAL STATEMENTS AND NO ADVERSE CHANGE.

        6.6.1.      FINANCIAL STATEMENTS.   The audited consolidated
financial statements of VISTA for the fiscal year ended March 31, 1995, and for the nine months ended December 31, 1995 set forth in the VISTA SEC Reports (the "VISTA Financial Statements") are: (a) accurate, correct and complete in all material respects; (b) in accordance with the books of account and records of VISTA and its consolidated operating subsidiaries; (c) fair presentations of the financial condition and results of operations of VISTA and its consolidated operating subsidiaries as of the dates and for the periods indicated above; and (d) prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated except as described in footnotes to the VISTA Financial Statements. Except to the extent reflected on the consolidated balance sheets and notes thereto included in the VISTA Financial Statements and continuing obligations in the ordinary course of business under agreements to which VISTA and its consolidated operating subsidiaries are parties, VISTA and its consolidated operating subsidiaries do not have and will not have as of Closing Date, any indebtedness, duty, responsibility, liability or obligation of any nature, whether absolute, accrued, contingent or otherwise except as disclosed in the VISTA SEC Reports.

        6.6.2. INTERIM CHANGE. Except for continuing losses from operations in the ordinary course of their business, since December 31, 1995 there has not been (a) any material adverse change in the financial condition, assets, liabilities, personnel or business of VISTA and its consolidated operating subsidiaries or their relationships with ophthalmologists, lenders, lessors or others; (b) any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting VISTA and its consolidated operating subsidiaries; or (c) any event or condition or series of events or conditions which could, individually or in the aggregate, reasonably be expected to have a material adverse effect on VISTA and its consolidated operating subsidiaries.

  6.7.  TITLE TO ASSETS.  VISTA and its consolidated operating subsidiaries are the legal and equitable owner of all right, title and interest in and has good and marketable title to all of the assets which they purport to own and which are reflected on the last dated balance sheet included in the VISTA Financial Statements and acquired in the ordinary course of business subsequent to December 31, 1995. None of the assets which VISTA and its consolidated operating subsidiaries purport to own are subject to (a) any title defect or objection; (b) any contract of lease, license or sale, except for equipment acquired through installment purchase or lease financing arrangements; (c) any security interest except for equipment acquired through installment purchase or lease financing arrangements; (d) any royalty or commission arrangement except royalties payable by Vista Vision Scandinavia AB to holders of VISTA's 12% notes in the principal amount of $277,777, commissions payable in the ordinary course of business and royalties to equipment suppliers of excimer lasers; or (e) any claim, covenant or restriction. Such assets are in good operating condition and repair, taken as a whole (reasonable wear and tear excepted), are suitable for the purposes for which they are presently being used, and are adequate to meet all present requirements of the business of VISTA and its consolidated operating
subsidiaries as currently conducted.   VISTA and its operating subsidiaries do
not own any real property.

  6.8. LEGAL PROCEEDINGS. Except as set forth in the VISTA SEC Reports, VISTA and its consolidated operating subsidiaries are not engaged in or a party to or threatened with any material action, suit, proceeding, complaint, charge, investigation or arbitration or other method of settling disputes or disagreements, and neither the VISTA nor its operating subsidiaries knows, anticipates or has notice of any reasonable basis for any such action.
Neither VISTA nor any of its operating subsidiaries has received notice of any investigation threatened or contemplated by any government or regulatory authority, including those involving the safety of products, the working conditions of employees, employment practices or policies, or compliance with environmental regulations. Neither VISTA and its operating subsidiaries nor any of their assets is subject to any judgment, order, writ, injunction or decree of any court or any government agency or any arbitrator.

  6.9. COMPLIANCE WITH LAW. To the best of VISTA's knowledge, VISTA and its consolidated operating subsidiaries and their business and assets conform to all applicable statutes, codes, ordinances, licensing requirements, laws, rules and regulations. To the best of VISTA's knowledge, VISTA and its consolidated operating subsidiaries have complied with all statutes, codes, ordinances, licensing requirements, laws, rules, regulations, decrees, awards or orders applicable to their business or operations, including those relating to employment, environmental matters, employee benefits, the service, marketing, sale and distribution of products and services, labeling of products, trade regulation, antitrust, warranties and control of foreign exchange; and to the best of VISTA's knowledge, there is not and will not be any liability arising from or related to any past violations thereof. No notice from any governmental body or other person of any violation of any statute, code, ordinance, law, rule or regulation or requiring or calling attention to the necessity of any repairs, installation or alteration in connection with the business or assets of VISTA and its consolidated operating subsidiaries has been served, and neither VISTA nor its operating subsidiaries knows of any meritorious basis therefor.

  6.10. INVESTMENT COMPANY ACT OF 1940.   VISTA is not an investment
company registered or required to register as such under the United States Investment Company Act of 1940.

  6.11. INVESTMENT INTENT.   VISTA is acquiring the Pharma Patch NOTE and
the TCPI SHARES hereunder for its own account for investment, and not with a view to the resale or other distribution of such securities. VISTA acknowledges that if any subsequent transfer of the TCPI SHARES is to be made in reliance upon an exemption under the Securities Act of 1933, the issuer of the securities being so transferred may require an opinion of counsel satisfactory to the issuer that such transfer may be made pursuant to an applicable exemption under the Securities Act of 1933; VISTA further acknowledges that, so long as appropriate, a legend similar to the following may appear on the certificates representing the TCPI SHARES: "These securities have not been registered under the Securities Act of 1933 and may be reoffered and sold only if registered or if an exemption from such registration is available in the opinion of counsel satisfactory to the issuer."

  6.12. DUE DILIGENCE OPPORTUNITY.    VISTA acknowledges that its
executive officers and directors, exclusive of persons who may be affiliates of PHARMA PATCH, have sufficient knowledge and experience in financial and business matters so that VISTA is able to evaluate the merits and risks of this Agreement and an investment in restricted securities of TCPI; VISTA and such executive officers and directors have had substantial experience in previous private and public purchases of speculative and restricted securities, and understands that an investment in TCPI securities is speculative and subject to risk of loss. VISTA acknowledges that it has had an opportunity to ask questions of and to receive answers from one or more of the executive officers of PHARMA PATCH as VISTA deems necessary in order for it to make an informed decision with respect to this Agreement and its agreement to acquire restricted securities of TCPI and the Pharma Patch NOTE and has received complete and satisfactory answers to all such inquiries.

  6.13. DISCLOSURE. The representations and warranties of VISTA contained in this Agreement and in each schedule, certificate or other written statements delivered by VISTA pursuant to this Agreement or in connection with the transactions contemplated herein are each accurate, correct and complete in all material respects, and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements and information contained herein or therein not misleading.

7.      REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PHARMA PATCH.

  PHARMA PATCH hereby represents and warrants to VISTA that:

  7.1.  ORGANIZATION AND AUTHORITY.   PHARMA PATCH is a public limited
company duly organized, validly existing and in good standing under the laws of the Republic of Ireland, with all requisite power and authority to own its property and assets, to carry on its business as it is now being conducted and to enter into and execute this Agreement and perform its obligations hereunder. All acts or proceedings required to be taken by PHARMA PATCH to authorize the execution and delivery of this Agreement by PHARMA PATCH and the performance by PHARMA PATCH in accordance with its obligations under this Agreement have been duly and properly taken.

  7.2. VALIDITY. This Agreement has been, and the documents and instruments to be delivered and delivered at the Closing hereunder by PHARMA PATCH will be, duly executed and delivered and constitute lawful, valid and binding obligations of PHARMA PATCH enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and by general equitable principles. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation of any lien, charge or encumbrance of any kind or the acceleration of any indebtedness or other obligation of PHARMA PATCH and are not prohibited by, do not violate or conflict with any provision of, and do not constitute a default under or a breach of (a) the charter, articles or memorandum of association or incorporation or by-laws of PHARMA PATCH, (b) subject to the Lock-Up Agreements, any note, bond, indenture, contract, agreement, permit, license or other instrument to which PHARMA PATCH is a party or by which any of its assets are bound, (c) any order, writ, injunction, decree or judgment of any court or government agency, or (d) any law, rule or regulation applicable to PHARMA PATCH. No approval, authorization, registration, consent, order or other action of or filing with any person, including any court, administrative agency or other government authority, is required for the execution and delivery by PHARMA PATCH of this Agreement or the consummation by PHARMA PATCH of the transactions contemplated hereby or the performance by PHARMA PATCH of its obligations hereunder.

  7.3.  TCPI SHARES.   All of the TCPI SHARES to be transferred, assigned
and delivered by PHARMA PATCH to VISTA hereunder are owned beneficially and of record by PHARMA PATCH, are validly issued, fully paid and nonassessable securities of TCPI, and PHARMA PATCH owns, possesses and has good and marketable title to transfer such TCPI

SHARES to PHARMA PATCH at Closing hereunder free and clear of all liens, charges, demands, security interests or other adverse claims whatsoever or howsoever arising except as otherwise provided by the Lock-Up Agreements.

  7.4. SEC REPORTING. PHARMA PATCH is a reporting issuer with a class of securities registered under Section 12(g) of the Exchange Act, and PHARMA PATCH has filed all reports and documents required to be filed pursuant to the Exchange Act for a period of at least twelve months preceding the date hereof. PHARMA PATCH has furnished to VISTA copies of (i) PHARMA PATCH's Annual Report on Form 10-K for the fiscal year ended February 28, 1995 and the exhibits thereto, (ii) PHARMA PATCH's Reports on Form 10-Q for the Interim Periods ended November 30, 1995 and the exhibits thereto, and (iii) PHARMA PATCH's Reports on From 8-K dated November 1, 1995 and January 12, 1996; all of which are herein called the "PHARMA PATCH SEC Reports".

        Each of the PHARMA PATCH SEC Reports at the time the same was filed with the Securities and Exchange Commission complied with the Exchange Act in all material respects. None of the PHARMA PATCH SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. PHARMA PATCH has delivered to VISTA a correct and complete copy of each of the PHARMA PATCH SEC Reports (together with all material exhibits and schedules thereto and as amended to date).

  7.5.  SUBSIDIARIES AND INVESTMENTS.  Except for its investment in
786,214 shares of TCPI common stock, PHARMA PATCH does not own stock or have any equity investment or other interest in, does not have the right to acquire any such interest, and does not control, directly or indirectly, any corporation, association, partnership, joint venture or other entity.

  7.6.  FINANCIAL STATEMENTS AND NO ADVERSE CHANGE.

        7.6.1.      FINANCIAL STATEMENTS.   The audited consolidated
financial statements of PHARMA PATCH for the fiscal year ended February 28, 1995 and for the nine months ended November 30, 1995 set forth in the PHARMA PATCH SEC Reports (the "PHARMA PATCH Financial Statements") are: (a) accurate, correct and complete in all material respects; (b) in accordance with the books of account and records of PHARMA PATCH and its consolidated subsidiaries; (c) fair presentations of the financial condition and results of operations of PHARMA PATCH and its consolidated subsidiaries as of the dates and for the periods indicated above; and (d) prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated except as described in footnotes to the PHARMA PATCH Financial Statements. Except to the extent reflected on the consolidated balance sheets and notes thereto included in the PHARMA PATCH Financial Statements and continuing obligations in the ordinary course of business under agreements to which PHARMA PATCH is party, PHARMA PATCH does not have and will not have as of Closing Date, any indebtedness, duty, responsibility, liability or obligation of any nature, whether absolute, accrued, contingent or otherwise except as disclosed in the PHARMA PATCH SEC Reports.

        7.6.2. INTERIM CHANGE. Except for general and administrative expenses in the ordinary course of its business, since November 30, 1995 there has not been (a) any material adverse change in the financial condition, assets, liabilities, personnel or business of PHARMA PATCH or their relationships with creditors, lessors or others; (b) any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting PHARMA PATCH; or (c) any event or condition or series of events or conditions which could, individually or in the aggregate, reasonably be expected to have a material adverse effect on PHARMA PATCH.

  7.7. TITLE TO ASSETS. PHARMA PATCH is the legal and equitable owner of all right, title and interest in and has good and marketable title to all of the assets which its purports to own including, without limitation, 786,214 shares of TCPI common stock and any assets reflected on the last balance sheet included in the PHARMA PATCH Financial Statements (except those sold to TCPI) and acquired in the ordinary course of business subsequent to November 30, 1995. None of the assets which PHARMA PATCH purports to own are subject to
(a) any title defect or objection; (b) any contract of lease, license or sale;
(c) any security interest except for equipment acquired through installment purchase or lease financing arrangements; (d) any royalty or commission arrangement; or (e) any claim, covenant or restriction, except for the Lock-Up Agreements. Such assets are in good operating condition and repair, taken as a whole (reasonable wear and tear excepted), are suitable for the purposes for which they are presently being used, and are adequate to meet all present requirements of the business of PHARMA PATCH as currently conducted.

  7.8. LEGAL PROCEEDINGS. Except as set forth in the PHARMA PATCH SEC Reports, PHARMA PATCH is not engaged in or a party to or threatened with any material action, suit, proceeding, complaint, charge, investigation or arbitration or other method of settling disputes or disagreements, and PHARMA PATCH does not know, anticipate or have notice of any reasonable basis for any such action. PHARMA PATCH has not received notice of any investigation threatened or contemplated by any government or regulatory authority, including those involving the safety of products, the working conditions of employees, employment practices or policies, or compliance with environmental regulations. Neither PHARMA PATCH nor any of its assets is subject to any judgment, order, writ, injunction or decree of any court or any government agency or any arbitrator.

  7.9.  INVESTMENT INTENT.   PHARMA PATCH is acquiring the Vista SHARES,
the Vista WARRANTS and any common stock issuable upon exercise of the Vista WARRANTS hereunder for its own account for investment, and not with a view to the resale or other distribution of such securities. PHARMA PATCH acknowledges that if any subsequent transfer of such VISTA securities is to be made in reliance upon an exemption under the Securities Act of 1933, the issuer of the securities being so transferred may require an opinion of counsel satisfactory to the issuer that such transfer may be made pursuant to an applicable exemption under the Securities Act of 1933; PHARMA PATCH further acknowledges that, so long as appropriate, a legend similar to the following may appear on the certificates representing the VISTA securities acquired by PHARMA PATCH hereunder: "These securities have not been registered under the Securities Act of 1933 and may be reoffered and sold only if registered or if an exemption from such registration is available in the opinion of counsel satisfactory to the issuer."

  7.10. DUE DILIGENCE OPPORTUNITY.   PHARMA PATCH acknowledges that its
executive officers and directors have sufficient knowledge and experience in financial and business matters so that PHARMA PATCH is able to evaluate the merits and risks of this Agreement and an investment in restricted securities of VISTA; PHARMA PATCH and its executive officers and directors have had substantial experience in previous private and public purchases of speculative and restricted securities, and PHARMA PATCH understands that an investment in VISTA securities is speculative and subject to risk of loss. PHARMA PATCH acknowledges that it has had an opportunity to ask questions of and to receive answers from one or more of the executive officers of VISTA, other than executive officers and directors affiliated with PHARMA PATCH, as PHARMA PATCH deems necessary in order for it to make an informed decision with respect to this Agreement and its agreement to acquire restricted securities of VISTA hereunder and has received complete and satisfactory answers to all such inquiries.

  7.11. DISCLOSURE. The representations and warranties of PHARMA PATCH contained in this Agreement and in each schedule, certificate or other written statements delivered by PHARMA PATCH pursuant to this Agreement or in connection with the transactions contemplated herein are each accurate, correct and complete in all material respects, and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements and information contained herein or therein not misleading.

8.      OTHER CONDITIONS TO CLOSING.    At the Closing:

  8.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of all parties set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

  8.2. COMPLIANCE WITH AGREEMENT. All parties hereto shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

  8.3. NO INJUNCTION. None of the parties hereto shall be subject to any injunction or preliminary restraining order against the consummation of the transactions contemplated by this Agreement.

  8.4.  ABSENCE OF ANY ADVERSE CHARGES.   There shall have been no
material adverse change in the business, financial condition or prospects of VISTA or PHARMA PATCH between the date of this Agreement and the Closing Date.

  8.5. LEGAL MATTERS. The form and substance of all legal matters con-templated hereby and of all instruments and documents delivered hereunder shall be reasonably acceptable to counsel for each of the parties.

  8.6.  AUTHORIZING RESOLUTIONS.   Each of the parties hereto shall have
delivered to each of the other parties a copy of resolutions, certified by the secretary or an assistant secretary of such corporate party, adopted by its board of directors necessary to evidence its authorization of the execution and delivery by such party of this Agreement and the transactions contemplated herein.

9.      OTHER PROVISIONS.

  9.1.  NO GOVERNMENTAL APPROVAL.   Each of the parties understand that no
governmental agency of any jurisdiction has passed upon or made any recommendation or endorsement of the transactions contemplated by this Agreement or an investment in any of the securities covered by this Agreement.

  9.2.  TRANSACTION EXPENSES.   Each of the undersigned agrees to pay its
own expenses incident to the performance of its obligations hereunder.

  9.3.  GOVERNING LAW.   Each of the undersigned agree that except to the
extent U.S. securities laws may be applicable as a matter of public policy, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States, and without regard to principles of conflicts of law.

  9.4.  TIME.  Time shall be of the essence of this Agreement.

  9.5.  ENTIRE AGREEMENT.   This Agreement contains the entire agreement
among the parties with respect to the transactions contemplated hereby, and supersedes all prior arrangements or understandings, written or oral, among the parties with respect thereto. This Agreement may be amended or modified only by a writing executed by the party or parties to be bound by such amendment or modification.

  9.6.  SUCCESSORS AND ASSIGNS.   All representations, warranties,
covenants and agreements of the parties shall bind their respective successors and assignees and shall inure to the benefit of their respective successors and permitted assignees. In the event of the distribution or other transfer by PHARMA PATCH of more than 50% of its assets to another corporate entity formed for the purpose of reincorporating PHARMA PATCH's business, or in the event of the merger of PHARMA PATCH into another corporate entity in which PHARMA PATCH is not the surviving entity, it shall be an express condition to such distribution, transfer or merger that the transferee and/or assignee of such PHARMA PATCH assets shall agree in writing to assume all rights and obligations of PHARMA PATCH under the terms and provisions of this Agreement as if said transferee and/or assignee was the PHARMA PATCH party named herein, and an executed copy of such undertaking and assumption shall be delivered to VISTA prior to consummating any such distribution, transfer or merger.

  9.7. INTERPRETATION. This Agreement shall be interpreted according to its fair meaning and not for or against either party who may have drafted provisions hereof.

  9.8 CAPTIONS. The headings and captions appearing in this Agreement are inserted for convenience of reference only and shall not constitute a part thereof and shall not be used in construction or interpretation.

  9.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one in the same instrument.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


SIGNED, SEALED AND DELIVERED          )     PHARMA PATCH PLC.
    in the presence of                )
                                )
                                )     Per: /s/ Murray D. Watson
/s/ Kenneth G. Howling                )         -----------------------
----------------------------          )         Title:  Chairman and Chief
     Witness                    )                 Executive Officer
Kenneth F. Howling, Vice President    )
   of Finance and Chief Financial     )
   Officer of Pharma Patch PLC  )
                                )
                                )
                                )
SIGNED, SEALED AND DELIVERED          )     VISTA TECHNOLOGIES INC.
    in the presence of                )
                                )
                                )     Per: /s/ Thomas A. Schultz
/s/ William M. Curtis                 )         ------------------------
----------------------------          )            Thomas A. Schultz
         Witness                      )     Title:  President and Chief
William M. Curtis, Secretary          )             Executive Officer
  of Vista Technologies Inc.          )



                                    15
